UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2008

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

2008 Management Bonus Plan

On March 25, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Zebra Technologies Corporation (the “Company”) approved (i) the 2008 Management Bonus Plan (the “2008 Plan”), and (ii) the 2008 target bonus awards for the Company’s named executive officers (“Named Officers”) under the 2008 Plan.

Bonus awards for the Named Officers under the 2008 Plan are based solely on a financial performance component, which consists of the achievement of certain financial performance goals of the Company and, if applicable, of the participant’s assigned business unit. These financial performance goals are expressed in terms of financial performance measures which are described the 2008 Plan (individually, a “Financial Performance Goal,” and collectively, the “Financial Performance Goals”). In cases where multiple Financial Performance Goals are used, such as when the target bonus award is tied to the performance of the Company and of a business unit, a relative weight is assigned to each of the Financial Performance Goals such that the total of all weights assigned to the multiple Financial Performance Goals for a Named Officer equals 100%.

Each Named Officer will be eligible to receive a portion of his target bonus award under the 2008 Plan upon the achievement of more than 85% of his Financial Performance Goal, 100% of his target bonus award upon the achievement of 100% of his Financial Performance Goal, and 200% of his target bonus award upon achievement of 107.5% of his Financial Performance Goal. Bonuses under the 2008 Plan will be interpolated on a straight line basis for achievement of performance levels between the applicable points of reference on the bonus scale as described in the 2008 Plan. The maximum award payable to each Named Officer under the 2008 Plan is 200% of his target bonus award.

The Committee also approved the following target bonus percentages (expressed as a percentage of actual base earnings received in 2008) for the Named Officers: for Anders Gustafsson, whose annualized base salary is $700,000, a 100% target; for Charles R. Whitchurch, whose annualized base salary commencing March 31, 2008 is $297,000, a 50% target; for Philip Gerskovich, whose annualized base salary commencing March 31, 2008 is $378,000, a 50% target; for Hugh Gagnier, whose annualized base salary commencing March 31, 2008 is $338,000, a 45% target; and for Veraje Anjargolian, whose annualized base salary commencing March 31, 2008 is $256,100, a 45% target. Messrs. Gustafsson’s, Whitchurch’s and Gerskovich’s target bonus percentages are based on consolidated income from operations of the Company. Mr. Gagnier’s and Mr. Anjargolian’s target bonus percentages are based on multiple Financial Performance Goals, with 75% of their respective target bonus percentages being tied to the consolidated income from operations of the Company and 25% of their respective target bonus percentage being tied to the direct operating profit of their assigned business unit. Messrs. Gagnier’s and Anjargolian’s assigned business unit is Specialty Printer Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: March 31, 2008	By:	/s/ Anders Gustafsson
Chief Executive Officer

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